SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.

On June 13, 2013, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), entered into a contribution agreement to acquire 20 self-storage facilities (the “Properties”).  The Properties are located in California and include approximately 1.5 million square feet of net rentable space in approximately 14,800 self storage units, which were approximately 76% occupied as of February 28, 2013.  The aggregate consideration for the Properties is valued at approximately $196.0 million, excluding transaction costs, including taking the Properties subject to approximately $100.1 million of existing loans (which will be prepaid by the Operating Partnership after the Properties are conveyed to the Operating Partnership).  The Operating Partnership will pay an additional $10.1 million related to the defeasance and prepayment costs associated with these loans.  The Operating Partnership will also issue approximately $33.6 million of newly designated Series B Redeemable Preferred Units (the “Series B Preferred Units”) and approximately $62.3 million of common units (the “Common Units”) to the contributors.

The terms of the Series B Preferred Units will be governed by the Operating Partnership’s Third Amended and Restated Agreement of Limited Partnership, which the Company expects to enter into upon the closing of the transaction.  The Series B Preferred Units will rank junior to the Operating Partnership’s Series A Participating Redeemable Preferred Units and senior to all other partnership interests with respect to distributions and liquidation. The Series B Preferred Units will have a fixed priority return of 6.0% and a liquidation value of $25.00 per Series B Preferred Unit. The Series B Preferred Units will be redeemable for the liquidation value per unit at the option of the holders after a period of one year following the closing, which redemption obligation may be satisfied, at the option of the Company, in cash or shares of its common stock.  The Common Units will be redeemable at the option of the holders after a period of one year following the closing for cash or, at the option of the Company, an equivalent number  of shares of its common stock.

The Series B Preferred Units and Common Units will be issued in private placements in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  The acquisition is subject to the completion of due diligence and the satisfaction of other closing conditions. The Operating Partnership expects to close the acquisition in the third quarter of 2013; however, there can be no assurances that these conditions will be satisfied or that the acquisition will close on the terms described herein, or at all.

Item 7.01      Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing the Operating Partnership’s agreement to acquire the Properties. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Extra Space Storage Inc., dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: June 17, 2013	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Extra Space Storage Inc., dated June 17, 2013.